UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue

P.O. Box 58039

Santa Clara, CA 95052-8039

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 6, 2022, Charles Read, who as Corporate Vice President, Corporate Controller and Chief Accounting Officer has served as the principal accounting officer of Applied Materials, Inc. (“Applied” or the “Company”) since 2013, was appointed to a new position. Effective September 13, 2022, Mr. Read will begin serving as the Company’s Corporate Vice President, Business Units and Operations CFO.

(c) On September 6, 2022, Applied appointed Jeff Bodner as the Company’s new Corporate Vice President, Corporate Controller and Chief Accounting Officer, effective September 13, 2022 (the “Commencement Date”).

Mr. Bodner, age 54, has served as Chief Accounting Officer since July 2021 and as Vice President, Accounting since April 2021 at ESS Tech, Inc., a company that designs, builds and deploys iron flow batteries for commercial and energy storage applications. Mr. Bodner has resigned from ESS, effective as of September 12, 2022. Prior to joining ESS, Mr. Bodner worked for almost 17 years at Intel Corporation in a variety of finance leadership roles, including Vice President of Finance and Director of Internal Audit. Mr. Bodner also spent nearly 12 years at PwC in its assurance practice.

Mr. Bodner’s offer letter with Applied provides that he will receive an annual base salary of $375,000 and will be eligible to earn a target bonus of 70% of his base salary beginning with fiscal year 2023. Mr. Bodner will also receive a sign-on bonus payment of $150,000, of which $75,000 shall be paid promptly following the Commencement Date and the remaining $75,000 shall be paid promptly after Mr. Bodner completes 12 months of employment with the Company.

Mr. Bodner will be granted a long-term incentive award of restricted stock units with a value of $750,000. The award shall be scheduled to vest in four equal installments on October 1 of 2023, 2024, 2025 and 2026, subject to Mr. Bodner’s continued employment with the Company through each applicable vesting date. The number of restricted stock units underlying the award shall be determined by dividing the stated value of the award by the closing price of the Company’s common stock on the Commencement Date. In addition, Mr. Bodner will be eligible for a long-term incentive award with a value commensurate with awards granted to other Corporate Vice Presidents of the Company, which award would be granted as part of the Company’s regular annual equity grant cycle, with the terms and value to be approved by the Human Resources and Compensation Committee of the Board of Directors in accordance with the regular annual equity grant process.

Mr. Bodner will be eligible to receive relocation benefits and to participate in employee benefit plans and arrangements generally available to the Company’s U.S. employees and similarly-situated executives of the Company.

There are no arrangements or understandings between Mr. Bodner and any other persons pursuant to which he was appointed as Chief Accounting Officer. There are no family relationships between Mr. Bodner and any director or executive officer of the Company. Mr. Bodner has not engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: September 6, 2022

	By:	/s/ Teri A. Little
Teri A. Little
Senior Vice President, Chief Legal Officer and Corporate Secretary